Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2021 Third Quarter Financial Results

•	Q3 FY2021 GAAP EPS up 113% to $1.68, Non-GAAP EPS up 20% to $1.16
•	Oracle Gen2 Cloud Infrastructure, including Autonomous Database revenue up over 100%
•	Fusion Cloud ERP revenue up 30%, NetSuite Cloud ERP revenue up 24%

AUSTIN, Texas, March 10, 2021 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2021 Q3 results. Total quarterly revenues were up 3% year-over-year to $10.1 billion. Cloud services and license support revenues were up 5% to $7.3 billion. Cloud license and on-premise license revenues were up 4% to $1.3 billion.

Q3 GAAP operating income was up 10% to $3.9 billion and GAAP operating margin was 38%. Non-GAAP operating income was up 10% to $4.8 billion and non-GAAP operating margin was 47%. GAAP net income was up 95% to $5.0 billion, and GAAP earnings per share was up 113% to $1.68. The GAAP income statement was impacted by a one-time net tax benefit totaling $2.3 billion related to the transfer of certain assets between subsidiaries. Non-GAAP net income was up 10% to $3.5 billion, and non-GAAP earnings per share was up 20% to $1.16.

Short-term deferred revenues were $8.1 billion. Operating cash flow was $14.7 billion during the trailing twelve months.

“We continued to extend our huge lead in the cloud ERP market as Fusion ERP grew 30% and NetSuite ERP grew 24% in Q3,” said Oracle CEO, Safra Catz. “Oracle’s rapidly growing highly-profitable, multi-billion dollar cloud ERP businesses helped drive subscription revenue up 5% and operating income up 10% in the quarter. Subscription revenue now accounts for 72% of Oracle’s total revenues, and this highly-predictable recurring revenue-stream along with expense discipline are enabling double-digit increases in non-GAAP earnings per share.”

“Once again in Q3, Oracle’s Gen2 Cloud Infrastructure business added customers, and grew revenue at a rate in excess of 100%,” said Oracle Chairman and CTO, Larry Ellison. “We are opening new regions as fast as we can to support our rapidly growing multi-billion dollar infrastructure business. On the applications front, analysts continue to rank Oracle the clear number one in cloud ERP, and this quarter Oracle signed contracts totaling hundreds of millions of dollars to migrate several more large companies from SAP ERP to Oracle Fusion ERP.”

The Board of Directors increased the authorization for share repurchases by $20 billion. Oracle also announced that its Board of Directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock, reflecting a 33% increase over the current quarterly dividend of $0.24. Larry Ellison, Oracle’s Chairman of the Board of Directors, Chief Technology Officer and largest stockholder, did not participate in the deliberation, or the vote on this matter. This increased dividend will be paid to stockholders of record as of the close of business on April 8, 2021, with a payment date of April 22, 2021.

Technical Innovations

•	Oracle expanded its Cloud portfolio with Oracle Roving Edge Infrastructure to enable secure, scalable cloud services wherever customers need them, even in the most remote areas of the world.
•

Oracle developed and delivered a cloud based National Electronic Health Records (EHR) Database plus a suite of Public Health Management Applications to help U.S. public health agencies and healthcare providers collect and analyze data related to COVID-19.

•	Oracle launched Oracle Database 21c with more than 200 new features that reinforce the strength of Oracle’s converged database strategy.
•	Oracle Autonomous Database scored the highest in all four Use Cases in the 2020 Gartner “Critical Capabilities for Cloud Database Management Systems for Operational Use Cases” report.
•	A more complete list of recent technical innovations and announcements is available at www.oracle.com/news.

Customer Momentum

•

Australian Data Centres - To provide high security data center services to Australia’s federal government, major telecommunication companies, and businesses, Australian Data Centres needs secure and scalable computing power, and they need it inside the country’s borders. They chose Oracle Dedicated Region Cloud@Customer to provide that cloud computing power, since it provides all the services and advantages of Oracle Cloud but lets Australian Data Centres put that capacity in an in-country location of their choice.

•

Denver Public Schools - With the city’s population growing nearly 20% since 2010, Denver Public Schools saw an unprecedented expansion of programs in serving more than 90,000 students in 207 schools. To replace an Infor Lawson system, the Denver Public Schools’ leadership considered Infor, Oracle, and SAP systems. The District chose Oracle Fusion Cloud ERP, HCM and EPM to help them streamline and automate back-office business processes, model and plan across finance and HR, control costs, and drive better decisions.

•

Bed Bath & Beyond - A North American retailer that sells a wide assortment of home, baby, beauty, and wellness merchandise online and in stores. The company selected Oracle Retail solutions and Oracle Fusion Cloud ERP for the capability to provide decision-makers with an end-to-end view of financials through merchandising, resulting in better supply chain and store inventory management.

•

AxiomSL - A global leader in risk analytics, data management, and regulatory reporting solutions, leverages the Oracle Autonomous Database to handle critical workloads for its RegCloud® offering. Autonomous Database has facilitated significant performance gains for AxiomSL over its prior solution when testing more than 160 million rows. The power of Autonomous Database enables AxiomSL to move existing customers to the cloud and expand its client base.

•	A more complete list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor.

About Oracle

The Oracle Cloud offers complete suites of integrated applications plus secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding future growth in our cloud ERP and infrastructure businesses, as well as growth in our subscription revenue, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations and our overall financial performance remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If the security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of March 10, 2021. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended				% Increase	% Increase (Decrease)
	February 28, 2021	% of Revenues	February 29, 2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,252	72%	$6,930	71%	5%	2%
Cloud license and on-premise license	1,276	13%	1,231	12%	4%	0%
Hardware	820	8%	857	9%	(4%)	(6%)
Services	737	7%	778	8%	(5%)	(8%)
Total revenues	10,085	100%	9,796	100%	3%	0%
OPERATING EXPENSES
Cloud services and license support	1,064	11%	991	10%	7%	6%
Hardware	230	2%	271	3%	(15%)	(16%)
Services	621	6%	702	7%	(12%)	(14%)
Sales and marketing	1,915	19%	2,049	21%	(7%)	(8%)
Research and development	1,621	16%	1,500	15%	8%	8%
General and administrative	330	3%	288	3%	15%	14%
Amortization of intangible assets	347	4%	400	4%	(13%)	(14%)
Acquisition related and other	13	0%	7	0%	92%	91%
Restructuring	66	1%	60	1%	10%	1%
Total operating expenses	6,207	62%	6,268	64%	(1%)	(2%)
OPERATING INCOME	3,878	38%	3,528	36%	10%	5%
Interest expense	(585)	(6%)	(456)	(5%)	28%	28%
Non-operating (expenses) income, net	(17)	0%	4	0%	*	*
INCOME BEFORE BENEFIT FROM (PROVISION FOR) INCOME TAXES	3,276	32%	3,076	31%	7%	2%
Benefit from (provision for) income taxes	1,745	18%	(505)	(5%)	*	*
NET INCOME	$5,021	50%	$2,571	26%	95%	87%
EARNINGS PER SHARE:
Basic	$1.72		$0.81
Diluted	$1.68		$0.79
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,913		3,190
Diluted	2,994		3,271

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2021 compared with the corresponding prior year period increased our revenues by 3 percentage points, operating expenses by 1 percentage point and operating income by 5 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three months ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 28, 2021 GAAP	Adj.	February 28, 2021 Non-GAAP	February 29, 2020 GAAP	Adj.	February 29, 2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$10,085	$1	$10,086	$9,796	$1	$9,797	3%	3%	0%	0%
Cloud services and license support	7,252	1	7,253	6,930	1	6,931	5%	5%	2%	2%
TOTAL OPERATING EXPENSES	$6,207	$(905)	$5,302	$6,268	$(828)	$5,440	(1%)	(3%)	(2%)	(4%)
Stock-based compensation (3)	479	(479)	—	361	(361)	—	33%	*	33%	*
Amortization of intangible assets (4)	347	(347)	—	400	(400)	—	(13%)	*	(14%)	*
Acquisition related and other	13	(13)	—	7	(7)	—	92%	*	91%	*
Restructuring	66	(66)	—	60	(60)	—	10%	*	1%	*
OPERATING INCOME	$3,878	$906	$4,784	$3,528	$829	$4,357	10%	10%	5%	6%
OPERATING MARGIN %	38%		47%	36%		44%	244 bp.	297 bp.	179 bp.	247 bp.
INCOME TAX EFFECTS (5)	$1,745	$(2,442)	$(697)	$(505)	$(240)	$(745)	*	(6%)	*	(10%)
NET INCOME	$5,021	$(1,536)	$3,485	$2,571	$589	$3,160	95%	10%	87%	6%
DILUTED EARNINGS PER SHARE	$1.68		$1.16	$0.79		$0.97	113%	20%	104%	16%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,994	—	2,994	3,271	—	3,271	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2021			Three Months Ended February 29, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$33	$(33)	$—	$22	$(22)	$—
Hardware	2	(2)	—	3	(3)	—
Services	15	(15)	—	14	(14)	—
Sales and marketing	82	(82)	—	67	(67)	—
Research and development	307	(307)	—	238	(238)	—
General and administrative	40	(40)	—	17	(17)	—
Total stock-based compensation	$479	$(479)	$—	$361	$(361)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 28, 2021 was as follows:

Remainder of fiscal 2021	$328
Fiscal 2022	1,120
Fiscal 2023	696
Fiscal 2024	450
Fiscal 2025	126
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$2,754

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of (53.3%) and 16.4% in the third quarter of fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 16.7% and 19.1% in the third quarter of fiscal 2021 and 2020, respectively. The difference in our GAAP and non-GAAP tax rates in the third quarter of fiscal 2021 was primarily due to a net tax benefit of $2.3 billion related to the partial realignment of our legal entity structure (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and the net tax effects related to acquisition related items, including the net tax effects on amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in the third quarter of fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and the net tax effects on acquisition related items, including the tax effects on amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2021 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended				% Increase	% Increase (Decrease)
	February 28, 2021	% of Revenues	February 29, 2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$21,311	73%	$20,546	72%	4%	3%
Cloud license and on-premise license	3,254	11%	3,169	11%	3%	1%
Hardware	2,478	8%	2,542	9%	(3%)	(3%)
Services	2,209	8%	2,372	8%	(7%)	(8%)
Total revenues	29,252	100%	28,629	100%	2%	1%
OPERATING EXPENSES
Cloud services and license support	3,139	11%	2,994	11%	5%	4%
Hardware	719	2%	828	3%	(13%)	(13%)
Services	1,875	6%	2,147	8%	(13%)	(14%)
Sales and marketing	5,605	19%	6,135	21%	(9%)	(9%)
Research and development	4,812	17%	4,588	16%	5%	5%
General and administrative	949	3%	903	3%	5%	5%
Amortization of intangible assets	1,037	4%	1,221	4%	(15%)	(15%)
Acquisition related and other	107	1%	44	0%	144%	145%
Restructuring	337	1%	181	1%	87%	82%
Total operating expenses	18,580	64%	19,041	67%	(2%)	(3%)
OPERATING INCOME	10,672	36%	9,588	33%	11%	9%
Interest expense	(1,799)	(6%)	(1,416)	(5%)	27%	27%
Non-operating (expenses) income, net	(30)	0%	195	1%	*	*
INCOME BEFORE BENEFIT FROM (PROVISION FOR) INCOME TAXES	8,843	30%	8,367	29%	6%	3%
Benefit from (provision for) income taxes	871	3%	(1,348)	(4%)	*	*
NET INCOME	$9,714	33%	$7,019	25%	38%	34%
EARNINGS PER SHARE:
Basic	$3.26		$2.16
Diluted	$3.19		$2.10
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,977		3,251
Diluted	3,049		3,337

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2021 compared with the corresponding prior year period increased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 2 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2021 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	February 28, 2021 GAAP	Adj.	February 28, 2021 Non-GAAP	February 29, 2020 GAAP	Adj.	February 29, 2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$29,252	$2	$29,254	$28,629	$3	$28,632	2%	2%	1%	1%
Cloud services and license support	21,311	2	21,313	20,546	3	20,549	4%	4%	3%	3%
TOTAL OPERATING EXPENSES	$18,580	$(2,876)	$15,704	$19,041	$(2,650)	$16,391	(2%)	(4%)	(3%)	(5%)
Stock-based compensation (3)	1,395	(1,395)	—	1,204	(1,204)	—	16%	*	16%	*
Amortization of intangible assets (4)	1,037	(1,037)	—	1,221	(1,221)	—	(15%)	*	(15%)	*
Acquisition related and other	107	(107)	—	44	(44)	—	144%	*	145%	*
Restructuring	337	(337)	—	181	(181)	—	87%	*	82%	*
OPERATING INCOME	$10,672	$2,878	$13,550	$9,588	$2,653	$12,241	11%	11%	9%	9%
OPERATING MARGIN %	36%		46%	33%		43%	299 bp.	357 bp.	257 bp.	322 bp.
INCOME TAX EFFECTS (5)	$871	$(2,990)	$(2,119)	$(1,348)	$(769)	$(2,117)	*	0%	*	(2%)
NET INCOME	$9,714	$(112)	$9,602	$7,019	$1,884	$8,903	38%	8%	34%	6%
DILUTED EARNINGS PER SHARE	$3.19		$3.15	$2.10		$2.67	51%	18%	48%	16%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,049	—	3,049	3,337	—	3,337	(9%)	(9%)	(9%)	(9%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2021			Nine Months Ended February 29, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$99	$(99)	$—	$83	$(83)	$—
Hardware	8	(8)	—	8	(8)	—
Services	41	(41)	—	42	(42)	—
Sales and marketing	233	(233)	—	192	(192)	—
Research and development	897	(897)	—	781	(781)	—
General and administrative	117	(117)	—	98	(98)	—
Total stock-based compensation	$1,395	$(1,395)	$—	$1,204	$(1,204)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of February 28, 2021 was as follows:

Remainder of fiscal 2021	$328
Fiscal 2022	1,120
Fiscal 2023	696
Fiscal 2024	450
Fiscal 2025	126
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$2,754

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of (9.8%) and 16.1% in the first nine months of fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 18.1% and 19.2% in the first nine months of fiscal 2021 and 2020, respectively. The difference in our GAAP and non-GAAP tax rates for the first nine months of fiscal 2021 was primarily due to a net tax benefit of $2.3 billion related to the partial realignment of our legal entity structure (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and the net tax effects related to acquisition related items, including the net tax effects on amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in the first nine months of fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and the net tax effects on acquisition related items, including the tax effects on amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2021	May 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$22,321	$37,239
Marketable securities	13,543	5,818
Trade receivables, net	4,637	5,551
Prepaid expenses and other current assets	3,243	3,532
Total Current Assets	43,744	52,140
Non-Current Assets:
Property, plant and equipment, net	6,816	6,244
Intangible assets, net	2,754	3,738
Goodwill, net	43,954	43,769
Deferred tax assets	13,725	3,252
Other non-current assets	7,116	6,295
Total Non-Current Assets	74,365	63,298
TOTAL ASSETS	$118,109	$115,438
LIABILITIES AND EQUITY
Current Liabilities:
Notes payable, current	$5,758	$2,371
Accounts payable	812	637
Accrued compensation and related benefits	1,684	1,453
Deferred revenues	8,088	8,002
Other current liabilities	3,908	4,737
Total Current Liabilities	20,250	17,200
Non-Current Liabilities:
Notes payable and other borrowings, non-current	63,541	69,226
Income taxes payable	12,316	12,463
Deferred tax liabilities	7,892	41
Other non-current liabilities	4,473	3,791
Total Non-Current Liabilities	88,222	85,521
Equity	9,637	12,717
TOTAL LIABILITIES AND EQUITY	$118,109	$115,438

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended
	February 28, 2021	February 29, 2020
Cash Flows From Operating Activities:
Net income	$9,714	$7,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,127	1,025
Amortization of intangible assets	1,037	1,221
Deferred income taxes	(2,475)	(398)
Stock-based compensation	1,395	1,204
Other, net	227	167
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,089	946
Decrease in prepaid expenses and other assets	609	718
Decrease in accounts payable and other liabilities	(247)	(1,035)
Decrease in income taxes payable	(1,181)	(789)
Decrease in deferred revenues	(250)	(553)
Net cash provided by operating activities	11,045	9,525
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(26,775)	(399)
Proceeds from maturities of marketable securities and other investments	18,182	3,165
Proceeds from sales of marketable securities	853	12,575
Acquisitions, net of cash acquired	(29)	(111)
Capital expenditures	(1,418)	(1,131)
Net cash (used for) provided by investing activities	(9,187)	14,099
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(12,958)	(13,935)
Proceeds from issuances of common stock	915	1,232
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(597)	(624)
Payments of dividends to stockholders	(2,146)	(2,330)
Repayments of borrowings	(2,631)	(4,500)
Other, net	241	(108)
Net cash used for financing activities	(17,176)	(20,265)
Effect of exchange rate changes on cash and cash equivalents	400	(44)
Net (decrease) increase in cash and cash equivalents	(14,918)	3,315
Cash and cash equivalents at beginning of period	37,239	20,514
Cash and cash equivalents at end of period	$22,321	$23,829

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2020				Fiscal 2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,829	$13,796	$13,947	$13,139	$13,092	$13,967	$14,659

Capital Expenditures	(1,663)	(1,591)	(1,544)	(1,564)	(1,614)	(1,833)	(1,851)

Free Cash Flow	$12,166	$12,205	$12,403	$11,575	$11,478	$12,134	$12,808

% Growth over prior year	(12%)	(11%)	(6%)	(10%)	(6%)	(1%)	3%

GAAP Net Income	$10,955	$10,933	$10,759	$10,135	$10,249	$10,380	$12,830

Free Cash Flow as a % of Net Income	111%	112%	115%	114%	112%	117%	100%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2020					Fiscal 2021
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947	$7,112	$7,252		$21,311
Cloud license and on-premise license	812	1,126	1,231	1,959	5,127	886	1,092	1,276		3,254
Hardware	815	871	857	901	3,443	814	844	820		2,478
Services	786	806	778	735	3,106	720	752	737		2,209
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367	$9,800	$10,085		$29,252
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	4%	1%	3%	2%	4%	5%		4%
Cloud license and on-premise license	(6%)	(7%)	(2%)	(22%)	(12%)	9%	(3%)	4%		3%
Hardware	(10%)	(2%)	(6%)	(9%)	(7%)	0%	(3%)	(4%)		(3%)
Services	(3%)	(1%)	(1%)	(11%)	(4%)	(8%)	(7%)	(5%)		(7%)
Total revenues	0%	1%	2%	(6%)	(1%)	2%	2%	3%		2%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	4%	4%	5%	3%	4%	2%	4%	2%		3%
Cloud license and on-premise license	(6%)	(7%)	0%	(21%)	(11%)	8%	(5%)	0%		1%
Hardware	(9%)	(1%)	(5%)	(7%)	(6%)	0%	(3%)	(6%)		(3%)
Services	(2%)	0%	0%	(8%)	(3%)	(8%)	(8%)	(8%)		(8%)
Total revenues	2%	1%	3%	(4%)	0%	2%	1%	0%		1%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,704	$2,753	$2,809	$2,749	$11,015	$2,816	$2,901	$2,952		$8,669
Infrastructure cloud services and license support	4,101	4,058	4,121	4,096	16,377	4,131	4,211	4,300		12,642
Total cloud services and license support revenues	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947	$7,112	$7,252		$21,311
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	5%	5%	6%	1%	4%	4%	5%	5%		5%
Infrastructure cloud services and license support	2%	1%	2%	0%	1%	1%	4%	4%		3%
Total cloud services and license support revenues	3%	3%	4%	1%	3%	2%	4%	5%		4%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	6%	6%	7%	3%	5%	4%	5%	3%		4%
Infrastructure cloud services and license support	3%	2%	4%	3%	3%	1%	3%	2%		2%
Total cloud services and license support revenues	4%	4%	5%	3%	4%	2%	4%	2%		3%
GEOGRAPHIC REVENUES
Americas	$5,150	$5,304	$5,363	$5,746	$21,563	$5,068	$5,259	$5,424		$15,751
Europe/Middle East/Africa	2,553	2,695	2,835	2,952	11,035	2,738	2,852	2,981		8,571
Asia Pacific	1,515	1,615	1,598	1,742	6,470	1,561	1,689	1,680		4,930
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367	$9,800	$10,085		$29,252

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020 and 2019 for the fiscal 2021 and fiscal 2020 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2021 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items, with the exception of the item described under income tax effects related to the partial realignment of our legal entity structure:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Income tax effects related to the partial realignment of our legal entity structure: We recorded a net income tax benefit of $2.3 billion during the three and nine months ended February 28, 2021 which related to the partial realignment of our legal entity structure that resulted in the intra-group transfer of certain intellectual property rights. A portion of this net benefit will reduce cash tax paid and give rise to a net deferred tax expense. We have excluded the net benefit and related net deferred tax expense from our non-GAAP income tax effects and net income measures for the three and nine months ended February 28, 2021. We believe these adjustments to the fiscal 2021 periods presented provides insight to our operating performance and comparability to past operating results.